Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Altovar Ltd.	United Kingdom
Cendian Corporation	Delaware
Cendian Argentina, S.R.L.	Argentina
Cendian Asia Pacific Pte Ltd	Singapore
Cendian de Mexico, S. DE. R.L. DE C.V.	Mexico
Cendian do Brasil Ltda	Brazil
Cendian International, Inc.	Delaware
Cendian Servicious, S. DE R.L. DE C.V.	Mexico
Eastman Belgium B.V.B.A.	Belgium (Kallo)
Eastman Benelux B.V.B.A.	Belgium (Kallo)
Eastman Cayman Financial Services Limited	Cayman Islands
Eastman Chemical, Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical B.V.	Netherlands
Eastman Chemical Barcelona, S.A.	Spain
Eastman Chemical Canada, Inc.	Canada
Eastman Chemical Company Foundation, Inc.	Delaware
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical Deutschland GmbH	Germany
Eastman Chemical, Europe, Middle East, and Africa, Ltd	Delaware
Eastman Chemical Financial Corporation	Delaware
Eastman Chemical Finland Oy	Finland
Eastman Chemical Holding GmbH	Germany
Eastman Chemical Holdings, S.A. de C.V.	Mexico
Eastman Chemical Italia S.r.l.	Italy
Eastman Chemical Japan Limited	Japan
Eastman Chemical Korea Ltd.	Korea
Eastman Chemical Latin America, Inc.	Delaware
Eastman Chemical Ltd.	New York
Eastman Chemical Luxembourg S.a.r.l.	Luxembourg
Eastman Chemical Middelburg, B.V.	Netherlands
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Cogen Management L.L.C.	Texas

130

Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Eastman Cogeneration L.P.	Texas
Eastman Company	Delaware
Eastman Company UK Limited	United Kingdom
Eastman do Brasil Ltda.	Brazil
Eastman Espana S. L.	Spain
Eastman Gasification Services Company	Delaware
Eastman International Management Company	Tennessee
Eastman Malta Limited	Malta
Eastman Netherlands B.V.	Netherlands
Eastman Servicios Corporativos, S.A. de C.V.	Mexico
Eastman Resins and Polymers (Canada) Company	Canada
Eastman (Shanghai) Chemical Commercial Co., Ltd.	China
Eastman (Shanghai) Chemical Trading Co., Ltd.	China
Enterprise Genetics, Inc.	Nevada
GLC Associates	Nevada
Hartlepet Limited	United Kingdom
Holston Defense Corporation	Virginia
Jager Chemie France S.A.R.L.	France
Kingsport Hotel, L.L.C.	Tennessee
Lawter International Products, Pte. Ltd.	Singapore
McWhorter Holdings Ltd.	United Kingdom
Mustang Pipeline Company	Texas
Nanjing Yangzi Eastman Chemical Ltd.	China
Pinto Pipeline Company of Texas	Texas
Primester	New York
Qilu Eastman Specialty Chemicals, Ltd	China
Shanghai Eastman Consulting Company Ltd	China
Voridian (Gibraltar) Limited	United Kingdom
Voridian (U.K.)	United Kingdom
Voridian AG - now Eastman Chemical International AG	Switzerland
Voridian Argentina S.R.L. - now Eastman Chemical Argentina S.R.L.	Argentina
Voridian Canada Company - now Eastman Chemical Canada Distribution Company	Nova Scotia
Voridian de Mexico, S.A. de C.V. - now Eastman de Mexico, S.A. de C.V.	Mexico
Voridian do Brasil Ltda. - now Eastman Chemical do Brasil Ltda	Brazil - partnership
Voridian England Ltd. - now Eastman Chemical England Limited	United Kingdom

131

Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Voridian Espana S.A. - now Eastman Chemical Iberia, S.A.	Spain
Voridian Europoort B.V. - Eastman Chemical Europoort, B.V.	Netherlands
Voridian Holdings S.L. - Eastman Chemical Holdings Spain, S.L.	Spain
Voridian Holdings U.K. Limited (the correct name was Voridian (U.K.), the current name is Eastman Chemical Regional UK	United Kingdom
Voridian Hong Kong Limited - now Eastman Chemical HK Limited	Hong Kong
Voridian International, Limited	United Kingdom
Voridian Polymer Ltd. - now Eastman Chemical Workington Ltd.	United Kingdom
Voridian Singapore Pte. Ltd. - now Eastman Chemical Regional Pte. Ltd.	Singapore
Voridian Spain L.L.C. - now Eastman Spain L.L.C.	Delaware
Workington Investments Limited	United Kingdom
132